Exhibit (a)(1)(G)

Stock Option Exchange Program

June, 11 2005

Why are we offering an option exchange program?

This program recognizes that the stock component of total compensation at Agile has not delivered desired value over the past few years

This program demonstrates that the company values your future contributions toward overall company success during a defining moment in company history

This is a leading edge program intended to create unique value for employees

The remainder of this report outlines the parameters of the option exchange program

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What is our stock option exchange program?

Our solution is to provide you with a choice …

Eligible employees holding options priced at $6.76 or higher may voluntarily elect to …

Maintain Keep your current stock option grants (with their current exercise prices and vesting)

Exchange Surrender any or all eligible stock option grants (on a grant-by-grant basis if you have multiple grants) and receive a new option: based on a 3:1 exchange rate (i.e., 3 old option shares for 1 new option share) with an exercise price equal to $0.001 per share with the following vesting:

1/3 on December 1, 2005;

1/3 on September 1, 2006; and

1/3 on June 1, 2007

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Do I have to exchange all of my eligible options if I choose to participate?

You may choose to participate on a grant-by-grant basis (if you have multiple option grants)

Partial option grants cannot be accepted for exchange. If you choose to exchange an option grant, you must exchange all of the outstanding shares subject to that grant

To assist you in making your decision, we have provided you with a personalized stock option summary that will list your eligible options

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Stock Option Summary Example

Personalized Option Summary John Smith

Ineligible Option(s) Detail Eligible Option(s) Detail New Option Detail

Grant Date Grant Number Exercise Price Total Shares Grant Date Grant Number Exercise Price Total Shares Option Shares Vesting on 12/1/05 New Vesting on 9/1/06 Shares Vesting on 6/1/07 Shares Shares

03/26/99 000101 $1.500 3,000 01/12/03 002298 $6.760 3,000 1,000 334 333 333

10/09/02 002123 $5.110 3,000 08/04/03 002384 $9.420 3,000 1,000 334 333 333

05/02/04 002806 $7.570 3,000 1,000 334 333 333

TOTAL: 6,000 9,000 3,000 1,002 999 999

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How many shares will be subject to my new option?

If you elect to participate in the stock option exchange program, you will receive one new stock option grant

Existing Eligible Options

Shares

One New Option

The number of shares subject to the new option will be determined by dividing the total number of option shares you surrender by three and rounding up to the nearest whole share

Example

NEW OPTION

Original New

Options Exchange Option

Share Ratio Shares

3,000 3 to 1 1,000

3,000 3 to 1 1,000

3,000 3 to 1 1,000

Total New Option Shares 3,000

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How will my new option vest?

Regardless of the vesting status of the eligible option(s) exchanged, your new option will vest in three equal installments (subject to your continued service on each date), as follows:

1/3 on December 31, 2005

1/3 on September 1, 2006 and

1/3 on June 1, 2007

Example:

Existing option – 900 shares

New option – 300 shares

The vesting of your new option would be as follows:

100 shares

12/1/05

100 shares

9/1/06

100 shares

6/1/07

The specific vesting schedule applicable to your new option is set forth in the personalized option summary you have already received

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How will the “value” of my new option compare to the value of my eligible options?

This will depend on the strike price of your eligible options and the price of Agile’s stock

Option Value

$6.50 $9.00 $13.00

Eligible Option Details Eligible New Eligible New Eligible New

3,000 shares @ $6.76/share $0 $ 6,500 $6,720 $9,000 $18,720 $13,000

3,000 shares @ $7.57/share $0 $ 6,500 $4,290 $9,000 $16,290 $13,000

3,000 shares @ $9.42/share $0 $6,500 $0 $9,000 $10,740 $13,000

Another way to look at this is that each of your eligible options will have a crossover point (in terms of Agile’s stock price) at which it will be more valuable than your new options…

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How do I determine what this crossover point is?

Option Exchange Calculator

This calculator can assist you in better understanding the economic tradeoffs presented by the Agile Stock Option Exchange Program by letting you calculate: (1) the number of shares that will be subject to your new option if you elect to exchange one or more existing options, and (2) the difference, at different Agile stock prices, between the value of an existing option and the value of the new option you will receive.

To use the calculator, simply type the number of shares subject to your existing option and the option exercise price in shaded fields below.

	Number of Shares	Exercise Price
Existing Option Grant:	3,000	$6.76
New Option:	1,000	$0.001

If Agile Stock Price is:	Option Spread Value	Restricted Stock Value	Difference in Value*
$4.00	$0	$3,999	$3,999
$5.00	$0	$4,999	$4,999
$6.00	$0	$5,999	$5,999
$7.00	$720	$6,999	$6,279
$8.00	$3,720	$7,999	$4,279
$9.00	$6,720	$8,999	$2,279
$10.00	$9,720	$9,999	$279
$11.00	$12,720	$10,999	($1,721)
$12.00	$15,720	$11,999	($3,721)
$13.00	$18,720	$12,999	($5,721)
$14.00	$21,720	$13,999	($7,721)
$15.00	$24,720	$14,999	($9,721)
$16.00	$27,720	$15,999	($11,721)
$17.00	$30,720	$16,999	($13,721)
$18.00	$33,720	$17,999	($15,721)
$19.00	$36,720	$18,999	($17,721)
$20.00	$39,720	$19,999	($19,721)

* A positive number in this column means the restricted stock is more valuable at the indicated share price than the original option. A negative number means that the original option is more valuable.

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8

How do I determine what this crossover point is?

Option Exchange Calculator

This calculator can assist you in better understanding the economic tradeoffs presented by the Agile Stock Option Exchange Program by letting you calculate: (1) the number of shares that will be subject to your new option if you elect to exchange one or more existing options, and (2) the difference, at different Agile stock prices, between the value of an existing option and the value of the new option you will receive.

To use the calculator, simply type the number of shares subject to your existing option and the option exercise price in shaded fields below.

	Number of Shares	Exercise Price
Existing Option Grant:	3,000	$7.57
New Option:	1,000	$0.001

If Agile Stock Price is:	Option Spread Value	Restricted Stock Value	Difference in Value*
$4.00	$0	$3,999	$3,999
$5.00	$0	$4,999	$4,999
$6.00	$0	$5,999	$5,999
$7.00	$0	$6,999	$6,999
$8.00	$1,290	$7,999	$6,709
$9.00	$4,290	$8,999	$4,709
$10.00	$7,290	$9,999	$2,709
$11.00	$10,290	$10,999	$709
$12.00	$13,290	$11,999	($1,291)
$13.00	$16,290	$12,999	($3,291)
$14.00	$19,290	$13,999	($5,291)
$15.00	$22,290	$14,999	($7,291)
$16.00	$25,290	$15,999	($9,291)
$17.00	$28,290	$16,999	($11,291)
$18.00	$31,290	$17,999	($13,291)
$19.00	$34,290	$18,999	($15,291)
$20.00	$37,290	$19,999	($17,291)

*A positive number in this column means the restricted stock is more valuable at the indicated share price than the original option. A negative number means that the original option is more valuable.

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9

How do I determine what this crossover point is?

Option Exchange Calculator

This calculator can assist you in better understanding the economic tradeoffs presented by the Agile Stock Option Exchange Program by letting you calculate: (1) the number of shares that will be subject to your new option if you elect to exchange one or more existing options, and (2) the difference, at different Agile stock prices, between the value of an existing option and the value of the new option you will receive.

To use the calculator, simply type the number of shares subject to your existing option and the option exercise price in shaded fields below.

	Number of Shares	Exercise Price
Existing Option Grant:	3,000	$9.42
New Option:	1,000	$0.001

If Agile Stock Price is:	Option Spread Value	Restricted Stock Value	Difference in Value*
$4.00	$0	$3,999	$3,999
$5.00	$0	$4,999	$4,999
$6.00	$0	$5,999	$5,999
$7.00	$0	$6,999	$6,999
$8.00	$0	$7,999	$7,999
$9.00	$0	$8,999	$8,999
$10.00	$1,740	$9,999	$8,259
$11.00	$4,740	$10,999	$6,259
$12.00	$7,740	$11,999	$4,259
$13.00	$10,740	$12,999	$2,259
$14.00	$13,740	$13,999	$259
$15.00	$16,740	$14,999	($1,741)
$16.00	$19,740	$15,999	($3,741)
$17.00	$22,740	$16,999	($5,741)
$18.00	$25,740	$17,999	($7,741)
$19.00	$28,740	$18,999	($9,741)
$20.00	$31,740	$19,999	($11,741)

* A positive number in this column means the restricted stock is more valuable at the indicated share price than the original option. A negative number means that the original option is more valuable.

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10

What are the important terms applicable to my new option?

The option you receive pursuant to the exchange will have an exercise price of $0.001 per share

The new option will represent the right to purchase 1/3rd the number of shares as the old options exchanged

The new option will vest in equal installments of 1/3rd each on December 1, 2005, September 1, 2007 and June 1, 2007, regardless of the vesting of the old options exchanged

To avoid adverse tax consequences in non-US jurisdictions, the structure of the new option you receive will differ depending on whether or not you are a United States employee (including US taxpayers employed in India)

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What are the tax implications?

Under existing tax authority, the exchange itself should not be a taxable event

If you are a US taxpayer, you will recognize ordinary income tax upon each vesting date of the shares subject to your new option. The specific tax consequences of your new option will depend on your personal circumstances

If you are not a US taxpayer, you will be taxed upon any exercise of your new option. The specific tax consequences of your new option will depend on your personal circumstances and tax jurisdiction

Please refer to the Exchange Offer and Summary of Tax Consequences documents for more specific tax information

In addition, we recommend that all employees consult their tax and financial advisors before participating in the exchange

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US/Non-US Structure Detail

U.S. EMPLOYEES (Including U.S. Taxpayers resident in India)

ELIGIBLE OPTIONS (EXERCISE PRICE $6.76+)

NEW OPTION (1/3 SHARES OF ELIGIBLE OPTION; $0.001 PRICE EXPIRES 11/30/2005)

NEW OPTION (1/3 SHARES OF ELIGIBLE OPTIONS; $0.001 EXERCISE PRICE; EXPIRES 2011)

NON U.S. EMPLOYEES

RESTRICTED STOCK

VESTING*: 1/3rd 12/01/2005; December 1, 2005; 1/3rd on September 1, 2006; 1/3rd on June 1, 2007

*For options held by employees outside of the U.S., “vesting” refers to the date on which the options are first exercisable. For restricted stock, “vesting” means the date on which the company’s right to reacquire the shares lapses.

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US/Non-US Detail (continued)

For US employees

Your new option will expire on November 30, 2005, but will be immediately exercisable in full for restricted stock

YOU WILL LOSE ALL RIGHTS TO YOUR NEW OPTION IF YOU DO NOT EXERCISE IT PRIOR TO NOVEMBER 30, 2005

If your Agile employment terminates prior to vesting, any unvested shares of restricted stock will be forfeited to Agile

For non-US employees, your new option will become exercisable as it vests and will remain exercisable for the term of the option (6 years), subject to earlier termination upon termination of your Agile employment for any reason

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Where can I find additional details about the exchange offer?

Document

Description

Exchange Offer

Legal document explaining the offer in detail (includes a list of common questions and answers regarding the exchange program)

Letter of Transmittal

Letter that you must sign to participate in the offer. This includes the election form used to indicate which eligible grants you wish to exchange

Withdrawal Form

Form used to rescind a previous election to exchange

Personalized Option Statement

Document that serves as your option grant history. All of your outstanding option grants are listed on it and it includes a summary of applicable tax consequences

You have been or will be provided with hard copies of the above materials. If you need additional copies, please contact Stock Administration at optionexchange@agile.com or (408) 284-4011 .

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Here are some important dates related to the exchange offer

Start date of the exchange offer

New US Options expire if not exercised

July 11, 005

August 19, 2005

November 30, 2005

December 1, 2005

First Vesting Date 1/3 of New Shares vest

Non-US Employee Options Expire

August 2011

End of exchange offer period- You must make your decision and promptly submit your election form before 12:00 midnight, Pacific Time on this date. If no form is received by this time, it will be presumed you elect not to participate in the exchange.

Old options exchanged will be cancelled and new options issued

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Agile cannot assist you in making your decision

This presentation is intended as an overview of key concepts.

Please review the more detailed information contained in the written Exchange Offer when evaluating the option exchange program

Participation in this offer is completely voluntary. You have sole discretion whether to exchange your outstanding options. Agile cannot assist you in making your decision, beyond describing the general terms and conditions of the offer

Additionally, Agile has not authorized anyone, either from within or outside the Company, to assist you in making your decision. We recommend you review the program materials and consult your own personal advisors

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Thank you for attending!

Thank you for attending this presentation. While securities laws prevent us from answering questions relating to your specific circumstance, your moderator can show you where your question(s) may be answered in the exchange offer documentation

You may also direct questions about the offer or request additional copies of the offer materials to Stock Administration at (408) 284-4011 or optionexchange@agile.com

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